UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 24, 2020

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 24, 2020, the board of directors (the “Board”) of Essential Properties Realty Trust, Inc. (the “Company”) unanimously approved, effective January 24, 2020, an increase in the number of directors constituting the Board. The Board subsequently elected Lawrence J. Minich, Heather Leed Neary and Janaki Sivanesan to serve as new directors, with each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify. The new directors have not yet been assigned to any committees of the Board. There were no arrangements or understandings between any of the new directors and any other person regarding such director’s election to the Board, nor are any of the new directors party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. The Board determined that each of Mr. Minich, Ms. Neary and Ms. Sivanesan are “independent” pursuant to the standards of the New York Stock Exchange. With these elections, the Board consists of nine members, eight of whom are independent.

Lawrence J. Minich.  Mr. Minich retired in 2019 as an executive officer of Hotshine Holdings, Inc. (d/b/a Mister Car Wash), a private equity-backed company that is one of the largest car wash operators in the United States. Mr. Minich served as the company’s Chief Financial Officer from 1999-2013, at which time he relinquished that position as part of the company’s management succession plan, and from 2014-2019 he served as a Vice President of and Special Advisor to Mister Car Wash. During that later period, Mr. Minich continued to work with the company’s acquisition team in evaluating and negotiating acquisitions, including the sourcing and negotiation of sale-leaseback transactions. He also served on the company’s investment committee and as an advisor to senior management on strategic, operational and administrative matters. Prior his affiliation with Mister Car Wash, Mr. Minich worked as a financial consultant from 1997-1999 and served as Senior Vice President & Treasurer of Blue Coral, Inc., a privately held manufacturing company in the automotive aftermarket, from 1981-1996, when the company was sold to Quaker State Oil.  Earlier in his career, from 1970-1981, Mr. Minich worked in the audit department of Arthur Andersen & Co. Mr. Minich received his B.S. in Accounting from the University of Akron in 1970 and his CPA certificate in 1972.

Heather Leed Neary.  Since November 2015, Ms. Neary has been the President of Auntie Anne’s, the largest soft pretzel franchisor, with more than 1,800 locations in 48 states and over 25 countries.  Ms. Neary joined Auntie Anne’s in 2005 and has held positions of increasing responsibility, including Vice President, Global Marketing immediately prior to her promotion to President in 2015. During her tenure at Auntie Anne’s, Ms. Neary has been responsible for various functions, including overseeing marketing, communications, operations, research and development, product innovation and the franchisee leadership team. Prior to joining Auntie Anne’s, Ms. Neary held roles in marketing and as a managing editor for a business magazine.  In addition to her commercial activities, Ms. Neary serves on the Board of Directors of the Lancaster Family YMCA, a charitable organization in Lancaster Pennsylvania focused on improving the health and well-being of the community. She also serves on the Board of Advisors for Penn State Harrisburg and the Advisory Board for Alex’s Lemonade Stand Foundation. Ms. Neary also mentors high school women as part of the Lancaster Chamber of Commerce’s Women in Business program.  Ms. Neary received a B.A. from Millersville University in 1999 and an M.B.A. from Penn State University in 2009.

Janaki Sivanesan.  Ms. Sivanesan is a practicing attorney and private investor in early stage and middle market companies.  She was also a founding principal of a private equity firm focused on middle market investments. Ms. Sivanesan has over 20 years of legal experience, including practicing as a partner at large, international firms. As an independent sponsor-principal and as a legal advisor, Ms. Sivanesan has participated in a wide range of transactions, including mergers and acquisitions, complex corporate financings and restructurings. Ms. Sivanesan has structured and negotiated private equity and debt investments in a range of industries, including technology, healthcare, oil and gas, and real estate development. Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing, and is knowledgeable with respect to business operations in India. Ms. Sivanesan has been a member of the Board of Directors of Hurco Companies, Inc. (Nasdaq Global Select Market: HURC), an international industrial technology company, since 2008. Ms. Sivanesan received her Bachelors of Arts in Business Administration, finance, magna cum laude, from Kennesaw State University in 1991 and her Juris Doctor, cum laude, from Case Western Reserve University School of Law in 1995.

Mr. Minich, Ms. Neary and Ms. Sivanesan will each receive compensation for Board service commensurate with the Company’s other independent, non-employee directors, including an annual award of $60,000 of restricted stock units and an annual cash retainer of $40,000. In connection with their election to the Board, the Company will enter into indemnification agreements (the “Indemnification Agreements”) with each of Mr. Minich, Ms. Neary and Ms. Sivanesan, substantially similar to the indemnification agreements entered into with all other members of the Board. The Indemnification Agreements provide for the indemnification by the Company, to the maximum extent permitted by Maryland law, for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Minich, Ms. Neary or Ms. Sivanesan in connection with their status or service as a member of the Board and for the Company to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Appointment of Chief Accounting Officer

Effective January 24, 2020, Timothy J. Earnshaw, the Company’s Senior Vice President and Controller, was appointed as the Company’s Chief Accounting Officer. In this role, Mr. Earnshaw will function as the Company’s principal accounting officer, and will assume responsibility as principal accounting officer from Hillary P. Hai, the Company’s Executive Vice President and Chief Financial Officer. Ms. Hai will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Earnshaw, age 34, has served as Vice President and Controller of the Company from April 2017 through 2019 and as Senior Vice President and Controller of the Company since January 1, 2020. Prior to joining the Company, Mr. Earnshaw served in a variety of roles at AR Global, a sponsor of and advisor to public, non-traded REITs, since October 2014, including as Assistant Vice President and Portfolio Controller for AR Global’s healthcare-focused REITs. Mr. Earnshaw also previously served in the audit and enterprise risk services practice at Deloitte & Touche LLP. Mr. Earnshaw earned a B.S. in Accounting from Penn State University in 2007, and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Earnshaw and any other person pursuant to which he was appointed as the Company’s Chief Accounting Officer. There are also no family relationships between Mr. Earnshaw and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On January 27, 2020, the Company issued a press release announcing the election of Mr. Minich, Ms. Neary and Ms. Sivanesan, as described in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement between the Company and Lawrence J. Minich, dated January 24, 2020
10.2	Indemnification Agreement between the Company and Heather Leed Neary, dated January 24, 2020
10.3	Indemnification Agreement between the Company and Janaki Sivanesan, dated January 24, 2020

99.1	Press Release, dated January 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: January 27, 2020	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer